☐ AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, NY 10104

☐ MONY Life Insurance Company of America
1290 Avenue of the Americas
New York, N.Y. 10104

Variable Universal Life Supplement

Form . No. VUL-TEST/IL-SIL DB (2008)

Variable Universal Life Supplement forming Part of the Application for Life Insurance
This application Supplement must be completed by the Proposed Insured or Owner, if other than the Proposed Insured, for Variable life Application only.

Product: ☐ Incentive Life Legacy (IL Legacy) ☐ Survivorship Incentive Life Legacy (SIL Legacy)

Owner's Name: ______________________ Proposed Insured: ______________________

See Prospectus for description of investment objective(s) for each Investment Option

1. INITIAL ALLOCATIONS TO THE INVESTMENT OPTIONS*

(Whole Percentages Only)

IF ENLG IS ELECTED, SEE FUND RESTRICTIONS BELOW**	For Premiums	For Deductions
Guaranteed Interest Account^^	%	%
AXA Aggressive Allocation^^	%	%
AXA Conservative Allocation^^	%	%
AXA Conservative-Plus Allocation^^	%	%
AXA Moderate Allocation^^	%	%
AXA Moderate-Plus Allocation^^	%	%
EQ/AllianceBernstein Common Stock	%	%
EQ/AllianceBernstein Intermediate Government Securities	%	%
EQ/AllianceBernstein International	%	%
EQ/AllianceBernstein Large Cap Growth	%	%
EQ/AllianceBernstein Quality Bond	%	%
EQ/AllianceBernstein Small Cap Growth	%	%
EQ/AllianceBernstein Value	%	%
EQ/Ariel Appreciation II	%	%
EQ/AXA Rosenberg Value Long/Short Equity	%	%
EQ/BlackRock Basic Value Equity	%	%
EQ/BlackRock International Value	%	%
EQ/Boston Advisors Equity Income	%	%
EQ/Calvert Socially Responsible	%	%
EQ/Capital Guardian Growth	%	%
EQ/Capital Guardian Research	%	%
EQ/Caywood-Scholl High Yield Bond	%	%
EQ/Equity 500 Index	%	%
EQ/Evergreen International Bond	%	%
EQ/Evergreen Omega	%	%
EQ/FI Mid Cap	%	%
EQ/GAMCO Mergers and Acquisitions	%	%
EQ/GAMCO Small Company Value	%	%
EQ/International Core PLUS	%	%
EQ/International Growth	%	%
EQ/JPMorgan Core Bond	%	%

(Whole Percentages Only)

	For Premiums	For Deductions
EQ/JPMorgan Value Opportunities	%	%
EQ/Large Cap Core PLUS	%	%
EQ/Large Cap Growth PLUS	%	%
EQ/Legg Mason Value Equity	%	%
EQ/Long Term Bond	%	%
EQ/Lord Abbett Growth and Income	%	%
EQ/Lord Abbett Large Cap Core	%	%
EQ/Lord Abbett Mid Cap Value	%	%
EQ/Marsico Focus	%	%
EQ/Mid Cap Value PLUS	%	%
EQ/Money Market	%	%
EQ/Montag & Caldwell Growth	%	%
EQ/PIMCO Real Return	%	%
EQ/Short Duration Bond	%	%
EQ/Small Company Index	%	%
EQ/T. Rowe Price Growth Stock	%	%
EQ/UBS Growth and Income	%	%
EQ/Van Kampen Comstock	%	%
EQ/Van Kampen Emerging Markets Equity	%	%
EQ/Van Kampen Mid Cap Growth	%	%
EQ/Van Kampen Real Estate	%	%
Multimanager Aggressive Equity	%	%
Multimanager Core Bond	%	%
Multimanager Health Care	%	%
Multimanager High Yield	%	%
Multimanager International Equity	%	%
Multimanager Large Cap Core Equity	%	%
Multimanager Large Cap Growth	%	%
Multimanager Large Cap Value	%	%
Multimanager Mid Cap Growth	%	%
Multimanager Mid Cap Value	%	%
Multimanager Small Cap Growth	%	%
Multimanager Small Cap Value	%	%
Multimanager Technology	%	%
TOTAL	100%	100%

* In AL, AK, AZ, CA, CO, FL, ID, IA, KS, NJ, OR, PA, PR, TN, USVI and WY your Policy Account will be allocated according to these percentages. In all other jurisdictions your Policy Account will be allocated according to these percentages on the first business day 20 days after the date of issue of your policy. Before that time, all Policy Account allocations (except to the Guaranteed Interest Account) will be to the Money Market investment option. Consult the prospectus for investment option information.

** IF EXTENDED NO LAPSE *GUARANTEE* (ENLG) is elected:

a. Investment Options are limited to ONLY the funds BOLDED ABOVE.
b. Premium allocations to the *Guaranteed* Interest Account "GIA" are RESTRICTED to a maximum of 25%.
c. DO NOT specify Deduction allocations.

2. Suitability

a. Have you, the Proposed Insured or Owner, if other than the Proposed Insured, received:

(1) a prospectus for policy(ies) applied for? ☐ Yes ☐ No

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

(2) a prospectus for the designated investment company(ies)? ☐ Yes ☐ No

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

(3) any other prospectus not included above? ☐ Yes ☐ No

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

Date of prospectus ________________, Date of any supplement(s) ________________; ________________; ________________.

b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable Variable Life Products.
☐ By checking the box and signing the application below, you acknowledge that you received the initial prospectus on computer readable compact disk "CD" and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

3. Optional Benefits

☐ Extended No Lapse Guarantee (indicate no. of years as measured from the Register Date)
☐ 20 years (minimum) (IL Legacy only) ☐ 30 years (minimum) (SIL Legacy only) ☐ To Age 100 (maximum)
☐ Other (specify no. of years) ____________ years

☐ Option to Purchase Additional Insurance (IL Legacy only)
Amount $ ________________

☐ Disability Waiver of Monthly Deductions (IL Legacy only)

☐ Children's Term Insurance Rider (complete Children's Term Rider Supplement) (IL Legacy only)
Amount $ ________________
Units ________________

☐ Estate Protector Rider (EPR is 122% of base face amount) (SIL Legacy only)

☐ Other ________________________________

4. Automatic Transfer Service Note: This program may not be elected if you choose the Asset Rebalancing Service or the Extended No Lapse Guarantee Benefit.

A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the first month anniversary after the Money Market Lock-in period ends and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted.

Investment Options to Receive Transfer:	Dollar Amount
	$
	$
	$
	$
	$
	$
	$
	$

I, the undersigned, have read the detailed description of the Automatic Transfer Service (the Service) in the prospectus. My instructions will remain in effect until a) insufficient funds are available to process transfers, b) I provide new written instructions, or c) the Service otherwise terminates as described in the prospectus. I understand that use of the Service does not guarantee a profit and will not protect against loss in a declining market.

5. Asset Rebalancing Service Note: This program may not be elected if you choose the Automatic Transfer Service or the Extended No Lapse Guarantee Benefit. The Guaranteed Interest Account is not available for Asset Rebalancing. Allocation among the investment options will be periodically re-adjusted according to the % you indicated in Section 1 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Asset Rebalancing is effective on the first monthly anniversary after the Money Market Lock-in period ends.

☐ Quarterly ☐ Semiannual ☐ Annual

I, the undersigned, have read the detailed description of the Asset Rebalancing Service in the prospectus. My instructions will remain in effect until a) I provide new written instructions or b) Asset Rebalancing otherwise terminates as described in the prospectus. I understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

Remarks

THE UNDERSIGNED UNDERSTANDS THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES.)

Signed at (City, State) ______________________ on (Date) ____________

Signature of Proposed Insured ______________________

Signature of Additional/Joint Insured (if to be insured) ______________________

Signature of Owner, if other than Proposed Insured, who agrees to be bound by the representations and agreements in this and any other part of the application:

Name ______________________ Relationship ______________________

Address of Owner ______________________

Based on the information furnished by the Proposed Insured or Owner, if other than the Proposed Insured, in this and any other part of the applications, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

______________________ ______________________

Signature of Licensed Financial Professional/Insurance Broker Date